COMMUNIQUÉ DE PRESSE / PRESS RELEASE
POUR PUBLICATION IMMÉDIATE / FOR IMMEDIATE RELEASE

FIRST QUARTER 2006 RESULTS CONFERENCE CALL

Longueuil, April 11, 2006

Cambior will host a conference call on Thursday, May 4, 2006 at 10:30 a.m., local time, to discuss its first quarter 2006 results, which will be released on May 3, 2006.

Financial analysts are invited to participate in the call by dialling 1-800-440-1782 in North America. Outside of North America, please dial (416) 641-6666. Media and all other int erested individuals are invited to listen to the live webcast on the Company's website at www.cambior.com or CCNMatthews' at www.ccnmatthews.com/cambior.

The conference call will be available for replay for a period of 48 hours by calling (416) 626-4100, reservation #21289928. The webcast will also be archived on the Company's website.

Cambior Inc. is an international gold producer with operations, development projects and exploration activities throughout the Americas. Cambior's shares trade on the Toronto (TSX) and American (AMEX) stock exchanges under the symbol "CBJ". Cambior's warrants "CBJ.WT.C" and "CBJ.WT.D" trade on the TSX.

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APPEL CONFÉRENCE SUR LES RÉSULTATS DU PREMIER TRIMESTRE 2006

Longueuil, le 11 avril 2006

Cambior tiendra un appel conférence le jeudi, 4 mai 2006 à 10 h 30, heure locale, pour discuter de ses résultats financiers du premier trimestre 2006 qui seront diffusés le 3 mai 2006.

Les analystes financiers sont invités à se joindre à l'appel en composant le 1 -800-440-1782 en Amérique du Nord et le (416) 641-6666 à l'extérieur de l'Amérique du Nord. Les médias et autres personnes intéressées sont invités à écouter en direct la diffusion de l'appel conférence sur le site Internet de la Compagnie à www.cambior.com ou sur le site Internet de CCNMatthews à www.ccnmatthews.com/cambior.

L'enregistrement de l'appel conférence se ra également disponible pour une période de 48 heures en composant le (416) 626-4100, numéro de réservation 21289928. La diffusion de l'appel conférence sera également archivée sur le site Internet de la Compagnie.

Cambior inc. est une société internationa le aurifère avec des activités d'exploitation, de développement de projets et d'exploration dans les Amériques. Ses actions « CBJ » sont inscrites à la cote de la Bourse de Toronto (TSX) et de l'American Stock Exchange (AMEX). Les bons de souscription « CBJ.WT.C » et « CBJ.WT.D » sont inscrits au TSX.

For additional information, please contact / Pour renseignements additionnels, veuillez communiquer avec :

CAMBIOR INC.
Martin Amyot
Manager - Investor Relations		Renmark Financial Communications
Tel.:	(450) 677-0040	John Boidman
	1-866-554-0554	Jason Roy
Fax:	(450) 677-3382
E-mail: info@cambior.com		Tel. : (514) 939-3989
Website: www.cambior.com		www.renmarkfinancial.com
PR-2006-05